UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 27, 2009

NATIONAL BEEF PACKING COMPANY, LLC
(Exact Name of Registrant As Specified in Its Charter)

Delaware	333-111407	48-1129505
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 North Ambassador Drive, Kansas City, MO 64163
(Address of Principal Executive Office and Zip Code)

Registrant’s telephone number, including area code:  (800) 449-2333

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

Effective July 27, 2009, Mr. John Miller left his position as Chief Executive Officer of National Beef Packing Company, LLC (the “Company”) and Mr. Timothy M. Klein was promoted to President and Chief Executive Officer and appointed to the Board of Managers of the Company.  Mr. Miller will take on a new role as an advisor to the Company and will retain an advisory position on the Board of Managers.

Mr. Klein, 52, has been the President and Chief Operating Officer of the Company since 1998.  In connection with and effective with his promotion, Mr. Klein and the Company entered into an amendment to his Employment Agreement.  The amendment revises Mr. Klein’s title and responsibilities and extends the term until August 27, 2014.  Mr. Klein will be paid an annual salary of $900,000.  If employed on the last day of each fiscal year during the term, he is entitled to an annual bonus equal to (1) if the Company’s earnings before taxes (“EBT”) exceeds $20,000,000, 2% of such excess, up to EBT of $80,000,000; plus (2) if EBT exceeds $80,000,000, 1% of such excess, provided that for the 2009 fiscal year, the percentage in (1) above shall be 1.43166% and in (2) above shall be 0.54533%.

Mr. Klein is also entitled to a long-term bonus as follows:

•
If Mr. Klein is continuously employed through the last day of fiscal year 2009, he will be entitled to a bonus equal to:  (a) if the Company’s cumulative earnings before interest and taxes (“EBIT”) during the period from the first day of the fiscal year beginning on or about August 27, 2006 through the last day of fiscal year 2009 exceeds $115,000,000, 3.903% of such excess, up to cumulative EBIT of $150,000,000; plus (b) if such cumulative EBIT exceeds $150,000,000, 1.08949% of such excess, up to cumulative EBIT of $175,000,000; plus (c) if such cumulative EBIT exceeds $175,000,000, 0.6045% of such excess.

•
If Mr. Klein is continuously employed through the last day of fiscal year 2012, he will be entitled to an additional long term bonus equal to:  (a) if the Company’s EBIT during the period from the first day of the fiscal year beginning on or about August 29, 2009 through the last day of fiscal year 2012 exceeds $115,000,000, 4% of such excess, up to cumulative EBIT of $150,000,000; plus (b) if such cumulative EBIT exceeds $150,000,000, 0.75% of such excess.

•
If Mr Klein is continuously employed through the last day of fiscal year 2014, he will be entitled to an additional long term bonus equal to (1) if the Company’s cumulative EBIT during the period from the first day of the fiscal year beginning on or about August 26, 2012 through the last day of fiscal year 2014 exceeds $76,667,000, 4% of such excess, up to cumulative EBIT of $100,000,000, plus (2) 0.75% of the excess over $100,000,000.

The amendment is attached as Exhibit 10.1 hereto and incorporated by reference herein.  For additional information about Mr. Klein, Mr. Klein’s Employment Agreement and certain related party transactions between Mr. Klein and the Company, see the Company’s Form 10-K

for the fiscal year ended August 30, 2008, filed with the Securities and Exchange Commission on November 24, 2008.

In connection with his new role, effective July 27, 2009, Mr. Miller and the Company entered into a Consulting Agreement, on terms substantially similar to his existing employment agreement.  The initial term of the Consulting Agreement is until August 28, 2010 or such later date as may be agreed upon (the “Term” or “Expiration Date”).  Mr. Miller will provide such consulting services as the Company may request from time to time.  He will be paid a consulting fee at the annual rate of $1,100,000 for each 12-month period during the Term, pro-rated for any portion thereof.  Mr. Miller shall also be paid an annual incentive bonus (“Annual Bonus”) for the 2009 fiscal year and the 2010 fiscal year equal to (1) if the Company’s EBT for such fiscal year exceeds $20,000,000, 2.75% of the amount of such excess, up to $80,000,000; plus (2) if EBT for such fiscal year exceeds $80,000,000, 1% of such excess.

Mr. Miller shall also be paid a long-term incentive bonus (“Long-Term Bonus”), if he performs services through August 28, 2010, equal to (1) if the Company’s cumulative EBIT during the period from the first day of the fiscal year beginning on or about August 30, 2008 through the last day of the fiscal year ending on or about August 28, 2010 exceeds $76,667,000, 6% of such excess up to cumulative EBIT of $100,000,000; plus (2) if such cumulative EBIT exceeds $100,000,000, 2% of such excess.

The Company shall also provide office support to Mr. Miller and reimburse him for reasonable business expenses.  The Company also agrees to continue to lease the two aircraft owned by Mr. Miller on an arms-length commercially reasonable basis pursuant to the existing leases of such aircraft.

The Consulting Agreement may be terminated by the Company, subject to certain notice and hearing requirements, as applicable, by reason of Mr. Miller’s permanent disability, death or with or without cause.  Mr. Miller may terminate the agreement for any reason, no reason or “good reason” (as defined in the Consulting Agreement) upon written notice to the Company.  If the Consulting Agreement is terminated for death or disability, Mr. Miller shall be entitled to any accrued consulting fees, plus certain continuing consulting fees, Annual Bonus and Long-Term Bonus amounts.  If the Consulting Agreement is terminated by the Company for cause or by Mr. Miller other than for "good reason," the Company is only obligated to pay the amount of any accrued consulting fees.  If the Company terminates for no reason or Mr. Miller terminates for good reason, he shall be entitled to (1) consulting fees through the Expiration Date, (2) Annual Bonus that would have accrued for such year and each year through the Expiration Date, and (3) the Long-Term Bonus that would have accrued through the Expiration Date.

Mr. Miller agrees that during the term of the Consulting Agreement and for a period of 18 months thereafter, he will not compete directly or indirectly with the Company, including owning a significant interest in a competitive business, diverting or attempting to divert clients or customers or inducing an employee of the Company to leave such employment.  Mr. Miller also agrees to keep information concerning the Company confidential.

The foregoing description is qualified by reference to the provisions of the Consulting Agreement.  The Consulting Agreement is attached as Exhibit 10.2 hereto and incorporated herein by reference.

The Company’s press release announcing these matters is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)             Exhibits.  The following exhibits are filed pursuant to Item 9.01.

10.1           Second Amendment to Employment Agreement dated as of July 27, 2009, between the Company and Timothy M. Klein.

10.2           Consulting Agreement dated July 27, 2009, between the Company and John R. Miller Enterprises III, LLC.

99.1           Press Release dated July 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Beef Packing Company, LLC

Date: July 28, 2009	By:	/s/ Jay D. Nielsen
Jay D. Nielsen, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1 10.2 99.1
Second Amendment to Employment Agreement dated as of July 27, 2009, between the Company and Timothy M. Klein.

Consulting Agreement dated July 27, 2009, between the Company and John R. Miller Enterprises III, LLC.

Press Release dated July 27, 2009.